Exhibit 99.1

Zuora Reports Record Fourth Quarter and Full Year Fiscal 2019 Results

•	Fourth quarter subscription revenue grew 35% year-over-year; total revenue grew 29% year-over-year

•	Full year subscription revenue and total revenue grew 40% year-over-year

•	Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 526 customers, or 27% year-over-year

•	Dollar based retention rate was 112%

San Mateo, Calif. – March 21, 2019 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2019.
“We had a strong fourth quarter and a fantastic finish to our first year as a public company,” said Tien Tzuo, founder and CEO of Zuora. “With more than $10 billion processed through our system, it is clear that more and more companies across multiple industries joined the global Subscription Economy, and Zuora is increasingly strategic to their long-term success.”

Fourth Quarter Fiscal 2019 Financial Results:

•	Revenue: Total revenue was $64.1 million, an increase of 29% year-over-year. Subscription revenue was $46.7 million, an increase of 35% year-over-year.

•	Loss from Operations: GAAP loss from operations was $20.7 million, compared to a loss of $13.4 million in the fourth quarter of fiscal 2018.
Non-GAAP loss from operations was $11.6 million, compared to a non-GAAP loss from operations of $9.9 million in the fourth quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $20.7 million, or 32% of revenue, compared to a GAAP net loss of $13.8 million, or 28% of revenue in the fourth quarter of fiscal 2018. GAAP net loss per share attributable to common stockholders was $0.19 based on 107.4 million weighted average shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $0.46 based on 30.3 million weighted average shares outstanding in the fourth quarter of fiscal 2018.

Non-GAAP net loss was $11.5 million, compared to a non-GAAP net loss of $10.3 million in the fourth quarter of fiscal 2018. Non-GAAP net loss per share attributable to common stockholders was $0.11 based on 107.4 million weighted average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $0.34 based on 30.3 million weighted average shares outstanding in the fourth quarter of fiscal 2018.

•
Cash Flow: Net cash used in operating activities was $7.0 million, compared to net cash used in operating activities of $6.9 million in the fourth quarter of fiscal 2018. Free cash flow was negative $9.8 million compared to negative $9.1 million in the fourth quarter of fiscal 2018.

•	Cash and Cash Equivalents, Restricted Cash and Short-term Investments: Cash and cash equivalents, restricted cash and short-term investments were $177.9 million as of January 31, 2019.

Full Year Fiscal 2019 Financial Results:

•	Revenue: Total revenue was $235.2 million, an increase of 40% year-over-year. Subscription revenue was $168.8 million, an increase of 40% year-over-year.

•	Loss from Operations: GAAP loss from operations was $75.8 million, compared to a loss of $46.3 million in fiscal year 2018.
Non-GAAP loss from operations was $48.2 million, compared to a non-GAAP loss from operations of $35.2 million in fiscal year 2018.

•
Net Loss: GAAP net loss was $77.6 million, compared to a GAAP net loss of $47.2 million in fiscal year 2018. GAAP net loss per share attributable to common stockholders was $0.85 based on 91.3 million weighted average shares outstanding, compared to a net loss per share attributable to common stockholders of $1.78 based on 26.6 million weighted average shares outstanding in fiscal year 2018.

Non-GAAP net loss was $49.9 million, compared to a non-GAAP net loss of $36.1 million in fiscal year 2018. Non-GAAP net loss per share attributable to common stockholders was $0.55 based on 91.3 million weighted average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $1.36 based on 26.6 million weighted average shares outstanding in fiscal year 2018.

•
Cash Flow: Net cash used in operating activities was $23.6 million, compared to net cash used in operating activities of $24.8 million in fiscal year 2018. Free cash flow was negative $37.0 million compared to negative $29.5 million in fiscal year 2018.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:

•	Customers with ACV equal to or greater than $100,000 was 526, which represents 27% year-over-year growth.

•	Dollar-based retention rate was 112%, compared to 110% in the prior year.

•	Customer usage of Zuora solutions grew, with $10.8 billion in transaction volume through Zuora’s billing platform during Q4, an increase of 56% year-over-year.

•
MGI Research named Zuora as the #1 rated solution for agile monetization in their most recently published Buyer’s Guide for Agile Billing Solutions which includes traditional ERP providers such as Oracle, SAP and Amdocs.

•
Zuora highlighted customers around the world and across multiple industries, including IT provider NEC and workplace technology company Ricoh in Japan; sports streaming service Kayo Sports in Australia; and financial services provider eMoney, online retailer Worthpoint, and aerial agricultural imaging specialist Terravion in the U.S.

•	Interbrand was added to Zuora’s network of partners to help the world’s most recognized brands succeed in the Subscription Economy through joint business, brand and technology strategy.

•	The Winter ‘19 product release included new innovation in automation and usability across Zuora Billing, Zuora Collect, and Zuora RevPro.

•
The newest edition of the Subscription Economy Index™ (SEI) found that over the past seven years, the companies featured in this study, across North America, Europe and Asia Pacific, have seen their sales grow by more than 300 percent, the equivalent of five times faster than S&P 500 company revenues and U.S. retail sales.

Financial Outlook:

Zuora adopted the new revenue recognition standard, ASC 606, effective February 1, 2019 on a full retrospective basis. The tables below reflect our guidance under ASC 606 and, for comparison purposes, the impact of our adoption of ASC 606 and what guidance would have been under ASC 605. For more information regarding Zuora’s adoption of ASC 606, refer to the “Adoption of ASC 606” section below. For future earnings press releases, we expect to present guidance under ASC 606 only.

For the first quarter of fiscal 2020, Zuora expects:

	Under ASC 605	ASC 606 Impact	Guidance (ASC 606)
Subscription revenue	$47.5M - $48.0M	$(1.5M)	$46.0M - $46.5M
Total revenue	$65.0M - $66.0M	$(1.5M)	$63.5M - $64.5M
Non-GAAP loss from operations	$(14.5M) - $(13.5M)	$(0.5M)	$(15.0M) - $(14.0M)
Non-GAAP net loss per share(1)	$(0.13) - $(0.12)	$(0.01)	$(0.14) - $(0.13)

For the full year fiscal 2020, Zuora expects:

	Under ASC 605	ASC 606 Impact	Guidance (ASC 606)
Subscription revenue	$214.0M - $216.5M	$(5.0M)	$209.0M - $211.5M
Total revenue	$293.0M - $297.5M	$(4.0M)	$289.0M - $293.5M
Non-GAAP loss from operations	$(49.0M) - $(45.0M)	$—	$(49.0M) - $(45.0M)
Non-GAAP net loss per share(1)	$(0.44) - $(0.40)	$—	$(0.44) - $(0.40)

(1) Non-GAAP net loss per share attributable to common stockholders was computed assuming 108.5 million weighted average shares outstanding for the first quarter of fiscal 2020 and 110.1 million for the full year fiscal 2020.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:

Zuora will host a conference call for investors on March 21, 2019 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 5283016. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 5283016. The replay will be available through March 28, 2019.

Adoption of ASC 606:

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition from contracts with customers ("ASC 606"), which is effective for Zuora beginning February 1, 2019. ASC 606 supersedes the prior revenue recognition standard ("ASC 605"). Except for the forward-looking guidance provided in the "Financial Outlook" section above reported based on ASC 606, all other financial information in this release is reported based on ASC 605.

Under ASC 606, revenue recognition will be better aligned with the value delivered by our service over time. Due to the complexity of certain customer contracts, however, the actual revenue recognition treatment required under ASC 606 will depend on contract specific terms and may result in greater variability in revenue from period to period.

Under ASC 606, we will defer all incremental commission costs to obtain customer contracts, including indirect costs that are not tied to a specific contract. These costs will be amortized over a period of benefit that we have determined to be five years.

Non-GAAP Financial Measures:

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Charitable donations. We exclude expenses associated with the charitable donation of our common stock from certain of our non-GAAP financial measures. We believe that excluding this non-recurring and non-cash expense allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics:

Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements:

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the first fiscal quarter and full fiscal 2020 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 13, 2018 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.

Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora® platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Komatsu, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in Silicon Valley, Zuora also operates offices in Atlanta, Boston, Denver, New York, San Francisco, London, Paris, Beijing, Sydney, Chennai and Tokyo.To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2019 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenue:
Subscription	$46,729	$34,514	$168,798	$120,373
Professional services	17,332	15,302	66,398	47,553
Total revenue	64,061	49,816	235,196	167,926
Cost of revenue:
Subscription	11,720	8,776	42,993	31,077
Professional services	20,028	15,591	73,597	48,829
Total cost of revenue	31,748	24,367	116,590	79,906
Gross profit	32,313	25,449	118,606	88,020
Operating expenses:
Research and development	14,750	11,017	54,417	38,639
Sales and marketing	26,604	21,031	100,766	73,087
General and administrative	11,677	6,782	39,230	22,572
Total operating expenses	53,031	38,830	194,413	134,298
Loss from operations	(20,718)	(13,381)	(75,807)	(46,278)
Interest and other income (expense), net	801	282	(417)	252
Loss before income taxes	(19,917)	(13,099)	(76,224)	(46,026)
Income tax provision	(750)	(724)	(1,366)	(1,129)
Net loss	(20,667)	(13,823)	(77,590)	(47,155)
Comprehensive loss:
Foreign currency translation adjustment	344	567	3	960
Unrealized loss on available-for-sale securities	39	—	7	—
Comprehensive loss	$(20,284)	$(13,256)	$(77,580)	$(46,195)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.46)	$(0.85)	$(1.78)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	107,433	30,288	91,267	26,563

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2019	January 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,940	$48,208
Short-term investments	107,908	—
Accounts receivable, net of allowance for doubtful accounts of $2,522 and $3,292 as of January 31, 2019 and January 31, 2018, respectively	58,258	49,764
Restricted cash, current portion	400	—
Prepaid expenses and other current assets	10,414	9,302
Total current assets	244,920	107,274
Property and equipment, net	19,625	10,204
Restricted cash, net of current portion	1,684	5,155
Purchased intangibles, net	9,042	11,292
Goodwill	20,861	20,614
Other assets	3,292	827
Total assets	$299,424	$155,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,512	$2,572
Accrued expenses and other current liabilities	14,210	24,496
Accrued employee liabilities	22,603	17,701
Lease obligation, current portion	—	1,066
Debt, current portion	2,963	2,917
Deferred revenue, current portion	90,565	66,058
Total current liabilities	131,853	114,810
Debt, net of current portion	10,494	12,052
Deferred revenue, net of current portion	406	346
Lease obligation, net of current portion	—	324
Other long-term liabilities	3,678	1,168
Total liabilities	146,431	128,700
Stockholders’ equity:
Preferred stock	—	—
Convertible preferred stock	—	6
Class A common stock	8	—
Class B common stock	3	3
Additional paid-in capital	488,776	286,152
Related party receivable	—	(1,281)
Accumulated other comprehensive income	481	471
Accumulated deficit	(336,275)	(258,685)
Total stockholders’ equity	152,993	26,666
Total liabilities and stockholders’ equity	$299,424	$155,366

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2019	2018
	(unaudited)
Cash flows from operating activities:
Net loss	$(77,590)	$(47,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,793	6,550
Stock-based compensation	25,357	8,990
Provision for doubtful accounts	3,949	3,306
Accretion of discount on short-term investments	(565)	—
Donation of common stock to charitable foundation	1,000	—
Other	147	—
Changes in operating assets and liabilities:
Accounts receivable	(12,443)	(20,983)
Prepaid expenses and other current assets	(3,445)	(3,215)
Other assets	(2,465)	(122)
Accounts payable	(1,103)	(3,774)
Accrued expenses and other current liabilities	3,738	3,422
Accrued employee liabilities	4,902	6,371
Deferred revenue	24,567	21,290
Other long-term liabilities	1,577	544
Net cash used in operating activities	(23,581)	(24,776)
Cash flows from investing activities:
Purchases of property and equipment	(13,412)	(4,698)
Purchases of short-term investments	(107,464)	—
Business combination, net of cash acquired	(247)	(11,420)
Net cash used in investing activities	(121,123)	(16,118)
Cash flows from financing activities:
Payments under capital leases	(3,623)	(2,081)
Proceeds from issuance of common stock upon exercise of stock options	11,481	4,453
Repurchases of unvested common stock	(18)	(2)
Payments of offering costs	(4,399)	(643)
Proceeds of issuance of common stock under employee stock purchase plan	5,329	—
Proceeds from initial public offering, net of underwriters’ discounts and commissions	164,703	—
Payments under related party notes receivable	(4,344)	(1,281)
Repayments of related party notes receivable	5,625	—
Principal payments on long-term debt	(834)	—
Payments related to business combination	(12,558)	—
Proceeds from long-term debt, net of issuance costs	—	14,969
Net cash provided by financing activities	161,362	15,415
Effect of exchange rates on cash and cash equivalents and restricted cash	3	960
Net increase (decrease) in cash and cash equivalents and restricted cash	16,661	(24,519)
Cash and cash equivalents and restricted cash, beginning of period	53,363	77,882
Cash and cash equivalents and restricted cash, end of period	$70,024	$53,363
Supplemental disclosure of cash flow information:
Cash paid for interest	$963	$421
Cash paid for tax	$755	$952
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment acquired under capital leases	$—	$644
Lapse in restrictions on early exercised common stock options	$2,088	$734
Property and equipment purchases accrued or in accounts payable	$307	$171
Deferred offering costs payable or accrued but not paid	$210	$1,817
Accrued acquisition-related payments	$—	$12,558
Accrued interest on related party notes receivable	$—	$5
Reconciliation of cash and cash equivalents and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$67,940	$48,208
Restricted cash, current	400	—
Restricted cash, net of current portion	1,684	5,155
Total cash and cash equivalents and restricted cash	$70,024	$53,363

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Donations	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$11,720	$(656)	$(503)	$(355)	$—	$10,206
Cost of professional services revenue	20,028	(1,785)	—	26	—	18,269
Gross profit	32,313	2,441	503	329	—	35,586
Operating expenses:
Research and development	14,750	(1,979)	—	322	—	13,093
Sales and marketing	26,604	(2,067)	—	—	—	24,537
General and administrative	11,677	(1,150)	—	—	(1,000)	9,527
Operating loss	(20,718)	7,637	503	7	1,000	(11,571)
Net loss	$(20,667)	$7,637	$503	$7	$1,000	$(11,520)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.19)					$(0.11)
Gross margin	50%					56%
Subscription gross margin	75%					78%

	Three Months Ended January 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$8,776	$(257)	$(682)	$(248)	$7,589
Cost of professional services revenue	15,591	(892)	—	—	14,699
Gross profit	25,449	1,149	682	248	27,528
Operating expenses:
Research and development	11,017	(755)	—	397	10,659
Sales and marketing	21,031	(742)	—	—	20,289
General and administrative	6,782	(350)	—	—	6,432
Operating loss	(13,381)	2,996	682	(149)	(9,852)
Net loss	$(13,823)	$2,996	$682	$(149)	$(10,294)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.46)				$(0.34)
Gross margin	51%				55%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 107,433 and 30,288 basic and diluted weighted-average shares of common stock for the three months ended January 31, 2019 and 2018, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Fiscal Year Ended January 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Donations	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$42,993	$(1,967)	$(2,250)	$(1,286)	$—	$37,490
Cost of professional services revenue	73,597	(5,900)	—	26	—	67,723
Gross profit	118,606	7,867	2,250	1,260	—	129,983
Operating expenses:
Research and development	54,417	(6,345)	—	2,222	—	50,294
Sales and marketing	100,766	(7,384)	—	—	—	93,382
General and administrative	39,230	(3,761)	—	—	(1,000)	34,469
Operating loss	(75,807)	25,357	2,250	(962)	1,000	(48,162)
Net loss	$(77,590)	$25,357	$2,250	$(962)	$1,000	$(49,945)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.85)					$(0.55)
Gross margin	50%					55%
Subscription gross margin	75%					78%

	Fiscal Year Ended January 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$31,077	$(747)	$(2,056)	$(1,134)	$27,140
Cost of professional services revenue	48,829	(2,121)	—	—	46,708
Gross profit	88,020	2,868	2,056	1,134	94,078
Operating expenses:
Research and development	38,639	(2,292)	—	1,138	37,485
Sales and marketing	73,087	(2,717)	—	—	70,370
General and administrative	22,572	(1,113)	—	(12)	21,447
Operating loss	(46,278)	8,990	2,056	8	(35,224)
Net loss	$(47,155)	$8,990	$2,056	$8	$(36,101)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(1.78)				$(1.36)
Gross margin	52%				56%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 91,267 and 26,563 basic and diluted weighted-average shares of common stock for the fiscal year ended January 31, 2019 and 2018, respectively.

Sales and Marketing Expense

	GAAP	Stock-based Compensation	Non-GAAP
Fiscal year ended January 31, 2019	$100,766	$(7,384)	$93,382
Fiscal year ended January 31, 2018	$73,087	$(2,717)	$70,370

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Net cash used in operating activities	$(6,989)	$(6,899)	$(23,581)	$(24,776)
Less:
Purchases of property and equipment	(2,791)	(2,218)	(13,412)	(4,698)
Free cash flow	$(9,780)	$(9,117)	$(36,993)	$(29,474)

Note regarding correction to earnings press release dated November 29, 2018*:

We identified an error in our earnings press release dated November 29, 2018 (“November Release”). The November Release incorrectly reported internal-use software expense of $(1,929) under general and administrative in the reconciliation table of GAAP to non-GAAP measures for the nine months ended October 31, 2018, when that amount should have been zero. As a result, for the nine months ended October 31, 2018, our non-GAAP general and administrative expense, operating loss, net loss and net loss per share attributable to common stockholders, basic and diluted, should have been presented as $24,940, $(36,589), $(38,423) and $(0.45), respectively, in such reconciliation table. The error did not impact any other results presented in the November Release, and the corrected release has been posted on the investor relations page of our website under “Financial News” and “Events and Presentations”.

* Numbers described in the note are in thousands, except per share amounts.